Exhibit 99.1

EPAM Provides Update on Ukraine
Company to Discontinue Services to Russian Customers
Commits Additional $100 Million to Support Employees and their Families in Ukraine

Newtown, PA — March 4, 2022 —EPAM Systems, Inc. (NYSE: EPAM), a leading digital transformation services and product engineering company, today announced its full support of Ukraine and calls for the immediate end to the unlawful and unconscionable attack on the people of Ukraine.
“What is happening in Ukraine is deeply personal for us. Our colleagues around the world are united in support for our 14,000 fellow team members in Ukraine and their families. We are doing everything possible to support our Ukrainian colleagues and friends. We thank our global team members, who are working tirelessly to ensure consistent service, and our global customers for their support and continuous trust in us,” said Arkadiy Dobkin, CEO & President, EPAM.
The Company also announced several related developments:
EPAM will discontinue its services to customers located in Russia. EPAM is committed to providing transition support for customers in this market. EPAM does not do work for the government in Russia and is and will continue to be in full compliance with all sanctions. The Company is also actively evaluating its other operations in the region.
EPAM is announcing an incremental $100 million humanitarian commitment to support its employees in Ukraine and their families.
EPAM is executing business continuity plans. As previously announced, the company is executing business continuity plans and accelerating hiring across multiple locations in Central and Eastern Europe, Latin America, and India. EPAM continues to operate productively in more than 40 countries and continues to provide consistent high-quality delivery in all geographies around the world. The Company's global delivery centers have ample resources, including infrastructure and capital to support and grow operations.

About EPAM Systems
Since 1993, EPAM Systems, Inc. (NYSE: EPAM) has leveraged its advanced software engineering heritage to become the foremost global digital transformation services provider – leading the industry in digital and physical product development and digital platform engineering services. Through its innovative strategy; integrated advisory, consulting and design capabilities; and unique ‘Engineering DNA,’ EPAM’s globally deployed hybrid teams help make the future real for clients and communities around the world by powering better enterprise, education and health platforms that connect people, optimize experiences, and improve people’s lives. Selected by Newsweek as a 2021 Most Loved Workplace, EPAM’s global multi-disciplinary teams serve customers in more than 40 countries across five continents. As a recognized leader, EPAM is listed among the top 15 companies in Information Technology Services on the Fortune 1000 and ranked as the top IT services company on Fortune’s 100 Fastest-Growing Companies list for the last three consecutive years. EPAM is also listed among Ad Age’s top 25 World’s Largest Agency Companies and in 2020, Consulting Magazine named EPAM Continuum a top 20 Fastest-Growing Firm. Learn more at www.epam.com and follow EPAM on Twitter and LinkedIn.

Forward-Looking Statements

This press release includes estimates and statements which may constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, the accuracy of which are necessarily subject to risks, uncertainties, and assumptions as to future events that may not prove to be accurate. Our estimates and forward-looking statements are mainly based on our current expectations and estimates of future events and trends, which affect or may affect our business and operations. These statements may include words such as "may," "will," "should," "believe," "expect," "anticipate," "intend," "plan," "estimate" or similar expressions. Those future events and trends may relate to, among other things, developments relating to on-going hostilities in Ukraine, political and civil unrest or military action in the geographies where we conduct business and operate, developments relating to the on-going COVID-19 pandemic, and the effect that they may have on our revenues, operations, access to capital, profitability and customer demand. Other factors that could cause actual results to differ materially from those expressed or implied include general economic conditions, the risk factors discussed in the Company's most recent Annual Report on Form 10-K and the factors discussed in the Company's Quarterly Reports on Form 10-Q for the 2021 fiscal year, particularly under the headings "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Risk Factors" and other filings with the Securities and Exchange Commission. Although we believe that these estimates and forward-looking statements are based upon reasonable assumptions, they are subject to several risks and uncertainties and are made in light of information currently available to us. EPAM undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities law.

Contact:
EPAM Systems, Inc.
David Straube, Head of Investor Relations
Phone: +1-267-759-9000 x59419
Email: david_straube@epam.com